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                                                                    Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Computer Literacy, Inc. on Form S-8 of our reports dated July 10, 1998 and July 10, 1998 (August 25, 1998 as to the fifth paragraph of Note 1 and the last two paragraphs of Note 10), appearing in Registration Statement No. 333-67397 on Form SB-2 of Computer Literacy, Inc.




Deloitte & Touche LLP                        /s/ Deloitte & Touche LLP
San Jose, California                         -----------------------------------
November 23, 1998                            Deloitte & Touche LLP